EXHIBIT 23.1
                        David, Sita & Company, P.A.
           Certified Public Accountants - Management Consultants


                      Consent of Independent Auditor

     We consent to incorporation in the Registration Statement on Form 10SB of Ultimate Sports, Inc. dated December 20, 2001, of our reports of our audit dated May 16, 2001 of the financial statements of Ultimate Sports, Inc. for the years ended December 31, 1999 and December 31, 2000.

December 17, 2001
Greenbelt, Maryland

                                   Davis, Sita & Company, P.A.
                                   /s/ Charles Davis, III, CPA
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